 EXHIBIT 1

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

SCHEDULE 13D

(Rule 13d-101)

INFORMATION TO BE INCLUDED IN STATEMENTS FILED PURSUANT

TO RULE 13d-1(a) AND AMENDMENTS THERETO FILED PURSUANT TO

RULE 13d-2(a)

(Amendment No. 23)1

First United Corporation
(Name of Issuer)

Common Stock, $0.01 par value

(Title of Class of Securities)

33741H107

(CUSIP Number)

J. ABBOTT R. COOPER

DRIVER MANAGEMENT COMPANY LLC

250 Park Avenue

7th Floor

New York, NY 10177

646-360-0791

(Name, Address and Telephone Number of Person

Authorized to Receive Notices and Communications)

March 31, 2021

(Date of Event Which Requires Filing of This Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition that is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(e), 13d-1(f) or 13d-1(g), check the following box. ☐

Note. Schedules filed in paper format shall include a signed original and five copies of the schedule, including all exhibits. See Rule 13d-7 for other parties to whom copies are to be sent.

(Continued on following pages)

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1The remainder of this cover page shall be filled out for a reporting person’s initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

1	NAME OF REPORTING PERSONS Driver Opportunity Partners I LP
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP* (a) ☒ (b) ☐
3	SEC USE ONLY
4	SOURCE OF FUNDS WC, OO
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(d) OR 2(e) ☐
6	CITIZENSHIP OR PLACE OF ORGANIZATION Delaware

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER 360,737
	8	SHARED VOTING POWER - 0 -
	9	SOLE DISPOSITIVE POWER 360,737
	10	SHARED DISPOSITIVE POWER - 0 -

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 360,737
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES ☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 5.16%[1]
14	TYPE OF REPORTING PERSON PN

__________________

1 Based on 6,995,867 shares of common stock, par value $.01 per share, as of February 28, 2021

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1	NAME OF REPORTING PERSONS Driver Management Company LLC
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP* (a) ☒ (b) ☐
3	SEC USE ONLY
4	SOURCE OF FUNDS AF, OO
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(d) OR 2(e) ☐
6	CITIZENSHIP OR PLACE OF ORGANIZATION Delaware

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER 360,737
	8	SHARED VOTING POWER - 0 -
	9	SOLE DISPOSITIVE POWER 360,737
	10	SHARED DISPOSITIVE POWER - 0 -

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 360,737
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES ☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 5.16%
14	TYPE OF REPORTING PERSON OO

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1	NAME OF REPORTING PERSONS J. Abbott R. Cooper
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP* (a) ☒ (b) ☐
3	SEC USE ONLY
4	SOURCE OF FUNDS AF, OO
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(d) OR 2(e) ☐
6	CITIZENSHIP OR PLACE OF ORGANIZATION United States of America

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER 360,737
	8	SHARED VOTING POWER - 0 -
	9	SOLE DISPOSITIVE POWER 360,737
	10	SHARED DISPOSITIVE POWER - 0 -

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 360,737
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES ☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 5.16%
14	TYPE OF REPORTING PERSON IN

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The following constitutes Amendment No. 23 to the Schedule 13D filed by the undersigned (“Amendment No. 23”). This Amendment No. 23 amends the Schedule 13D as specifically set forth herein.

Item 4. Purpose of the Transaction.

Item 4 is hereby amended to add the following:

Driver Management Company LLC, Driver Opportunity Partners I LP (“Driver Fund”) and J. Abbott R. Cooper (collectively, “Driver”) and the Maryland Office of the Commissioner of Financial Regulation (the “OFCR”) are parties to a Settlement Agreement and Consent Order dated May 22, 2020 (the “Settlement Agreement”) pursuant to which Driver agreed to, among other things, for a period of three years from the date of the Settlement Agreement, provide notice to the OCFR of any future acquisitions of capital stock in a Maryland chartered commercial bank or its associated bank holding company.

On March 22. 2021, Driver notified the OCFR that Driver Fund proposed to acquire up to 150,000 shares (the “New Shares”) of the common stock of First United Corporation in one or more transactions commencing no sooner than sixty (60) days from the date of such notification.

On March 30, 2021, the OCFR notified Driver by letter (the “Letter”) that, subject to the discussion and conditions set forth therein, it had approved and authorized (the “Authorization”) the proposed purchase of the New Shares. Because Driver’s notification did not contain a time frame by which Driver believed that Driver Fund might complete the purchase of the New Shares, the Letter specifically provides that the Authorization will expire as of October 31, 2021; provided, however, that Driver may request in writing a reasonable extension of such date in the event it has not yet completed the proposed purchase.

Neither the fact that Driver notified the OCFR the proposed purchase of the New Shares nor the fact that Driver has received the Authorization from the OCFR creates any obligation on the part of, or commitment by, Driver Fund to purchase any of the New Shares. Whether Driver Fund purchases any New Shares will depend on a variety of factors, including general market conditions, the price and number of New Shares available to purchase at any given time and such other factors as Driver might consider relevant.

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SIGNATURES

After reasonable inquiry and to the best of his knowledge and belief, each of the undersigned certifies that the information set forth in this statement is true, complete and correct.

Dated: March 31, 2021

Driver Opportunity Partners I LP

By:	Driver Management Company LLC
its general partner

By:	/s/ J. Abbott R. Cooper
	Name:	J. Abbott R. Cooper
	Title:	Managing Member

Driver Management Company LLC

By:	/s/ J. Abbott R. Cooper
	Name:	J. Abbott R. Cooper
	Title:	Managing Member

/s/ J. Abbott R. Cooper
J. Abbott R. Cooper

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